UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2013

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Sierra Income Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the Annual Meeting: (1) the election of Spencer Neumann as a Class I director, to serve until the Company’s 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Stockholders of record at the close of business on March 11, 2013, were entitled to vote at the Annual Meeting. As of March 11, 2013, the record date, there were 3,466,133 shares of common stock outstanding and entitled to vote. A quorum consisting of 1,947,463 shares of common stock of the Company were present or represented at the meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both proposals were approved by the requisite vote.

Proposal 1.	The election of Spencer Neumann as a Class I director, to serve until the Company’s 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Spencer Neumann	1,919,389	28,074	0

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstain
1,930,411	13,052	4,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2013	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer